UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 29, 2014

MESABI TRUST

(Exact name of registrant as specified in its charter)

New York	1-4488	13-6022277
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Deutsche Bank Trust Company Americas Trust & Securities Services — GDS 60 Wall Street 27th Floor New York, New York	10005
(Address of principal executive offices)	(Zip Code)

(904) 271-2520

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 27, 2014, Mesabi Trust (the “Trust”) received a public reprimand letter (the “Letter”) from the NYSE Regulation (the “NYSE”) notifying the Trust that it failed to comply with NYSE Listed Company Manual Sections 204.21 and 401.02 to provide timely notification to the NYSE of the record date for the Trust’s quarterly distribution scheduled to be paid on February 20, 2014. Receipt of a public reprimand letter of this nature is a required disclosure under Item 3.01 of Form 8-K.

The Letter explicitly set forth the following mitigating factors the NYSE considered in issuing a public reprimand letter rather than initiating the delisting of the Trust’s securities: that this was the first time the Trust had failed to satisfy the notice requirements of Sections 204.21 and 401.02 of the NYSE Listed Company Manual and the Trust’s notification to the NYSE was only one day late; that the record date for the Trust’s quarterly distribution is set forth in the Trust’s charter documents and the Trust would have been in violation of such documents if it changed the record date; that the NYSE had no reason to believe that the Trust’s failure to comply with the NYSE Listed Company Manual was intentional; and that the Trust had not fallen below the financial and other continued listing standards provided in Chapter 8 of the NYSE Listed Company Manual or failed to comply with the audit committee standards set out in Section 303A.06.

The Trust views this failure to notify the NYSE as an unintentional and isolated incident. It has made, and will continue to make, every effort to comply with all NYSE rules applicable to it. The Company also notes that it (1) released its press release to numerous news agencies, announcing such quarterly distribution and such record date on January 17, 2014, which was more than ten days before the record date, and (2) also timely filed such press release on Form 8-K, on January 17, 2014, with the Securities and Exchange Commission. Accordingly the Trust believes that such notice was, in fact, generally communicated to investors and the trading markets more than ten days before the record date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESABI TRUST

	By:	/s/ Jeffrey Schoenfeld
Jeffrey Schoenfeld
Assistant Vice President
Deutsche Bank National Trust Company
For Deutsche Bank Trust Company Americas

Dated: January 29, 2014